UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2004

JAMESON INNS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-23256	58-2079583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Perimeter Center East, Suite 8050, Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(770) 481-0305

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of New Director

Craig R. Kitchin was appointed a director of the Registrant effective October 19, 2004, to fill the vacancy created when the Board of Directors increased the size of the board from five to six directors. Mr. Kitchin will stand for re-election at the 2005 annual meeting of the Registrant’s shareholders.

Mr. Kitchin, 37, currently serves as President and Chief Financial Officer of the Registrant. He has held various positions with the Registrant including that of Controller and Treasurer in June 1992, Chief Financial Officer since February 1994, Vice President—Finance in September 1997, and President since November 1998. He is the son of Thomas W. Kitchin, Chairman of the Board and Chief Executive Officer of the Registrant.

The information required by Item 404(a) of Regulation S-K was previously reported in the section referenced “Certain Relationships and Related Transactions” in the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2004, which is incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

A press release announcing the appointment of Mr. Kitchin as a director of the Registrant as disclosed in Item 5.02 above was issued by the Registrant on October 21, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated October 21, 2004, announcing election of Craig R. Kitchin as director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON INNS, INC.
Dated as of October 21, 2004
	By:	/s/ Craig R. Kitchin
Craig R. Kitchin
	Its:	President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated October 21, 2004, issued by the Registrant.